Exhibit 23.4

CONSENT OF JANNEY MONTGOMERY SCOTT, LLC

We hereby consent to the use of our fairness opinion included as Annex B to the Penns Woods Bancorp, Inc. and Luzerne National Bank Corporation Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Luzerne National Bank Corporation with and into Penns Woods Bancorp, Inc. and to the reference to our firm’s name under the captions “Risk Factors,” “The Merger—Background of the Merger,” “The Merger—Luzerne’s Reasons for the Merger; Recommendation of Luzerne’s Board of Directors” and “The Merger—Opinion of Janney Montgomery Scott, LLC, Financial Advisor to Luzerne.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Janney Montgomery Scott, LLC

By:	/s/ Roger G. Powell
Managing Director in Investment Banking

Philadelphia, Pennsylvania

January 31, 2013